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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement of United Financial Mortgage Corp. on Form SB-2 of our report dated July 11, 2003 on the financial statements of United Financial Mortgage Corp. appearing in the April 30, 20003 Annual Report on Form 10-KSB of United Financial Mortgage Corp. and to the reference to us under the caption "Experts" in the related prospectus.

                                        /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
October 14, 2003